EXHIBIT 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Cawley, Gillespie & Associates, Inc., hereby consents to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our summary report dated January 20, 2023 included in the Annual Report on Form 10-K of Amplify Energy Corp. for the fiscal year ended December 31, 2022, as well as in the notes to the financial statements included therein. We hereby further consent to the incorporation by reference of the references to our firm, in the context in which they appear, and to our summary report dated January 20, 2023, into Amplify Energy Corp. previously filed registration statements on Form S-8 (No. 333-257071), Form S-8 (No. 333-233679), Form S-3 (No. 333-254149), Form S-3 (No. 333-233677), and Form S-3 (No. 333-215602).

Matthew K. Regan

Vice President

Cawley, Gillespie & Associates, Inc.

TEXAS REGISTERED ENGINEERING FIRM F-693

Fort Worth, Texas

Austin, Texas

Houston, Texas

March 9, 2023